EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 31st day of March, 1999, by and between Neff Corp., a Delaware Company (the "Company"), and Peter G. Gladis, an individual (the "Executive") (hereinafter collectively referred to as the "Parties").

     WHEREAS, the Executive commenced employment with Neff Rental, Inc., a wholly-owned subsidiary of the Company in September, 1995;

     WHEREAS, the Company continues to desire to employ the Executive as Senior Vice President of Neff Rental, Inc. and the Executive continues to desire to serve Neff Rental, Inc. as its Senior Vice President;

     WHEREAS, the Company and the Executive desire to set forth the terms of the Executive's continued employment with Neff Rental, Inc.:

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1. Term. Subject to the provisions for termination set forth in Section 8, the initial term of employment under this Agreement shall be for a period of three (3) years commencing on the date hereof and shall be automatically extended for additional one (1) year periods, unless one of the Parties shall give written notice to the other on or before the date which is six (6) months prior to the expiration of the current term of the Agreement of such Party's election not to so extend this Agreement.

     2. Employment. (a) The Executive shall be employed as Senior Vice President of Neff Rental, Inc. or in such other senior executive capacity as may be mutually agreed to in writing by the Parties. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity. The Executive shall report to the President of the Company.

     (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during the usual business hours to the business and affairs of the Company to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. Subject to the foregoing, the Executive may (i) serve on corporate, trade group, civic or charitable boards or committees, (ii) manage his personal, financial and legal affairs, (iii) deliver lectures, fulfill speaking



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engagements or teach at educational  institutions or programs,  and (iv) Subject to Section 15, invest personally in any business in a private capacity where no actual conflict of interest exists between such investment and the business of the Company.

     3. Base Salary and Bonus. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $225,000 per annum or such larger amount as the Board of Directors of the Company (the "Board") may from time to time determine (hereinafter referred to as the "Base Salary"). Such Base Salary shall be payable in accordance with the Company's customary practices applicable to its senior executives. In addition to the Base Salary, Executive shall be eligible annually for the term of his employment under this Agreement to receive a cash bonus in the discretion of the Board.

     4. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally including, without limitation all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally.

     5. Executive Benefits. The Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to executives of the Company including, but not limited to, the Company's 401(k) Plan, the Company's Phantom Stock Plan, the Company's 1998 Stock Incentive Plan and any supplemental retirement, salary continuation, stock option, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, or in the terms of such executive benefit or incentive compensation plans, the Executive's participation in such plans shall be on the same basis and terms as other similarly situated executives of the Company, but in no event on a basis less favorable in terms of benefit levels or reward opportunities applicable to the Executive as in effect on the date hereof. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of the Executive's entitlements hereunder.

     6. Other Benefits.

          (a) Fringe Benefits and Perquisites. The Executive shall be entitled to receive all fringe benefits and perquisites generally made available by the Company to its executives.


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          (b)  Expenses.  The  Executive  shall be  entitled  to receive  prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder.

          (c) Office and Facilities. Consistent with his senior executive status hereunder, the Executive shall be provided with an appropriate office at the Company's executive offices.

     7. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, in accordance with the following:

          (a) The Executive shall be entitled to annual vacation in accordance with the policies as periodically established by the Board for similarly situated executives of the Company.

          (b) In addition to the aforesaid paid vacations, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such additional periods of time and for such valid and legitimate reasons as the Board in its discretion may determine. Further, the Board shall be entitled to grant to the Executive a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board in its discretion may determine.

          (c) The Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company's policies as in effect from time to time.

     8. Termination. The Executive's employment hereunder may be terminated under the following circumstances:

          (a) Disability. The Company may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, which physician's determination as to Disability shall be made within 10 days of the request therefor and shall be binding on all parties; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, which third physician's determination as to Disability shall be binding on all parties. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period during the term of this


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     Agreement  and prior to the  establishment  of the  Executive's  Disability during which the Executive is unable to work due to a physical or mental infirmity. Notwithstanding anything contained in this Agreement to the contrary, until the Termination Date specified in a Notice of Termination
     (as  each  term  is  hereinafter   defined)  relating  to  the  Executive's
     Disability, the Executive shall be entitled to return to his position with the Company as set forth in this Agreement in which event no Disability of the Executive will be deemed to have occurred.

          (b) Cause. The Company may terminate the Executive's employment for "Cause." The Company shall be deemed to have terminated the Executive's employment for "Cause" in the event that the Executive's employment is terminated for any of the following reasons: (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company;
     (ii)  dishonesty or willful  misconduct in the  performance  of duties;  or
     (iii) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Company shall constitute Cause for purposes of this Agreement.

          (c) (i) Good Reason. The Executive may terminate his employment for "Good Reason." For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections (i) through (ix) hereof:

               (A) during the two (2) year period following a Change in Control (as defined):

                    (1) a change in the Executive's status,  title,  position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;





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                    (2) a  reduction  in  the  Executive's  Base  Salary  or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

                    (3) a failure by the  Company to  increase  the  Executive's
               Base Salary at least annually at a percentage of Base Salary no less than the average percentage increases granted to the Executive during the three most recent full years ended prior to a Change in Control;

                    (4) the  failure by the  Company to (i)  continue  in effect
               (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company's 401(k) Plan, the Company's 1998 Stock Incentive Plan, or (ii) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

                    (5) the  insolvency  or the filing (by any party,  including the Company) of a petition for bankruptcy, of the Company;

                    (6) any material  breach by the Company of any  provision of this Agreement;

                    (7) any purported termination of the Executive's  employment for Cause by the Company  which does not comply with the terms of
               Section 8 of this Agreement;

                    (8) the  failure  of the  Company  to obtain  an  agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 13 hereof; or

                    (9) the Company  requires  the  Executive to be based at any office located more than fifty (50) miles from the office where the Executive is currently based without the Executive's consent;

               (B) the nature of Executive's duties or the scope of Executive's responsibilities (including reporting responsibilities) is materially modified by the Company without Executive's written consent where such


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          material  modification  constitutes  a  demotion  of  Executive  or  a substantial reduction in Executive's responsibilities;

               (C) a reduction in the Executive's Base Salary;

               (D) any material breach by the Company of any provision of this Agreement that has not been cured within thirty (30) days following receipt by the Company of written notice thereof from the Executive specifically identifying such material breach; or

               (E) this Agreement is not assumed by any successor to the Company pursuant to Section 13 hereof in a situation other than a Change in Control.

               (ii) The Executive's right to terminate his employment pursuant to this Section 8(c) shall not be affected by his incapacity due to physical or mental illness if such incapacity occurs after the event or condition giving rise to Executive's right to terminate his employment pursuant to this Section 8(c).

               (d)  Voluntary   Termination.   The  Executive  may   voluntarily
          terminate his employment hereunder at any time.

               (e) For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                    (i) An acquisition (other than directly from Neff Corp. (the
               (Company")) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, that Beneficial Ownership by any of Jorge Mas, Juan Carlos Mas, Jose Ramon Mas, or aggregate Beneficial Ownership by General Electric Capital Corporation and any of its 100% Affiliates (as defined), of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities shall not constitute a Change in Control; provided further, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or



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               equity interest is owned, directly or indirectly,  by the Company
               (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                    (ii) The  individuals  who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                    (iii) The consummation of:

                    (A) A merger,  consolidation or reorganization involving the
               Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                         (1) the stockholders of the Company, immediately before
                    such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                         (2) the  individuals  who were members of the Incumbent
                    Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation

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                    beneficially directly or indirectly owning a majority of the
                    Voting Securities of the Surviving Corporation, and

                         (3) no  Person  other  than (i) the  Company,  (ii) any
                    Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving
                    Corporation's then outstanding voting securities or its common stock.

                    (B) A complete liquidation or dissolution of the Company;

or

                    (C) The sale or other  disposition  of all or  substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     If the Executive's employment is terminated by the Company without Cause prior to the date of a Change in Control but the Executive reasonably demonstrates that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination



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shall be deemed to have occurred  after a Change in Control for purposes of this
Plan provided a Change in Control shall actually have occurred.

     For the purposes of this Agreement, "100% Affiliate" means with respect to any Person, (i) each other Person that, directly or indirectly, owns or controls one hundred percent (100%) of the stock having ordinary voting power in the election of directors of such Person, (ii) each other Person of which the stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by such Person, or (iii) each other Person of which the stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by any Person defined in clause (i) above or any of its 100% Affiliates.

          (f) Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

          (g) Termination Date, Etc. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

          (i) If the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

          (ii) If the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty
     (60) days from the date the Notice of Termination is given to the Company.

     9. Compensation Upon Termination. Upon termination of the Executive's employment during the term of this Agreement (including any extensions thereof), the Executive shall be entitled to the following benefits:

          (a) If the Executive's employment is terminated by the Company for Cause or Disability or by the Executive (other than for Good Reason), or by reason of the Executive's death, the Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not


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     paid  as  of  the  Termination  Date,   including  (i)  Base  Salary,  (ii)
     reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) vacation pay, (iv) any bonuses or
     incentive   compensation  and  (v)  any  previous  compensation  which  the
     Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). In addition to the foregoing, if the Executive's employment is terminated by the Company for Disability or by reason of the Executive's death, the Company shall pay to the Executive or his beneficiaries as severance pay each month for the two (2) years immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Executive receives or will receive during that month pursuant to the disability insurance policies maintained by the Company for Executive's benefit and (z) the adjustment described in the next sentence and (ii) Executive's base monthly salary on the date of termination due to Disability. The adjustment referred to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect.

          (b) If the  Executive's  employment by the Company shall be terminated
     (1) by the Company other than for Cause, death or Disability or (2) by the Executive for Good Reason, then the Executive shall be entitled to the benefits provided below:

               (i) the Company shall pay the Executive all Accrued Compensation;

               (ii) the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three (3) times the sum of (A) the Executive's Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given (or if the Executive's employment is terminated after a Change in Control, the Executive's
          Base Salary immediately prior to the Change in Control, if greater) and (B) the "Bonus Amount." The term "Bonus Amount" shall mean the greatest amount of the cash awards received by the Executive during any of the three fiscal years immediately preceding the Termination Date;




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               (iii) for a period  of  thirty-six  (36)  months  following  such termination, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 9 (b) (iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or, if the Executive is terminated following a Change in Control, at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This Subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans,
          programs  or  practices  following  the  Executive's   termination  of
          employment, including, without limitation, retiree medical and life insurance benefits; and

               (iv) all restrictions on any outstanding award (including restricted stock and performance stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) vested immediately, assuming all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable.

          (c) The amounts  provided for in Sections  9(a) and 9(b)(i),  (ii) and
     (iv) shall be paid within ten (10) days after the Executive's Termination Date.

          (d) The Executive shall not be required to mitigate the amount of any payment, benefit or other Company obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

     10. Excise Tax Payments

          (a) In the event that any payment or benefit (within the meaning of Section 280G(b) (2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 10(b) shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Paragraph 10(c) below.

          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a "Final Determination" (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or
     (y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the

     Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

          (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

     11. Unauthorized Disclosure. The Executive shall not make any Unauthorized Disclosure. For purposes of this Agreement, "Unauthorized Disclosure" shall mean disclosure by the Executive without the consent of the Board to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or as may be legally required, of any confidential information obtained by the Executive while in the employ of the Company (including, but not limited to, any confidential information with respect to any of the Company's customers or methods of distribution) the disclosure of which he knows or has reason to believe will be materially injurious to the Company; provided, however, that such term shall not include the use or disclosure by the Executive, without consent, of any information known generally to the public (other than as a result of disclosure by him in violation of this Section 11) or any information not otherwise considered confidential by a reasonable person engaged in the same business as that conducted by the Company.

     12. Indemnification.

          (a) General. The Company agrees that if the Executive is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company or any subsidiary thereof or is or was serving at the request of the Company or any subsidiary thereof as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Florida law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director, or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Executive shall not be so indemnified for any Proceeding which shall have been adjudicated to have arisen out of or been based upon his willful misconduct, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his action was in the best interests of the Company.

          (b) Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' investigations, and any expenses of establishing a right to indemnification under this Agreement.

          (c) Enforcement.  If a claim or request for indennification under this
     Section 12 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall be entitled to be paid also the expenses of prosecuting such suit, in accordance with Section 14 hereof. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Florida law.

          (d) Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which Executive is entitled.

          (e) Advances of Expenses. Expenses incurred by the Executive in connection with any Proceeding shall be paid by the Company in advance upon request of the Executive that the Company pay such Expenses and upon the Executive's delivery of an undertaking to reimburse the Company for
     Expenses with respect to which the Executive is not entitled to indemnification.

          (f) Notice of Claim. The Executive shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement, but the failure of the Executive to give such notice shall not relieve the Company of any liability the Company may have to the Executive except to the extent that the Company is prejudiced thereby. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive's power and at such time and places as are convenient for the Executive.

          (g) Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof;

                    (i) The Company will be entitled to  participate  therein at its own expense; and

                    (ii) Except as otherwise  provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

                    (iii) The  Company  shall not be  liable  to  indemnify  the
               Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would not include a full and unconditional release of the Executive without the Executive's prior written consent. Neither the Company nor the Executive will unreasonably withhold or delay their consent to any proposed settlement.

          (h) Non-exclusivity. The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or otherwise.

     13. Successors and Assigns.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution.

     This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     14. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Company and the Executive entering into this Agreement, (b) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) or (c) the Executive's seeking to obtain or enforce any right or benefit provided by this Agreement (including, without limitation, any such fees and expenses incurred in connection with (x) the Dispute and (y) the Gross-Up Payment, whether as a result of any applicable government taxing authority, proceeding, audit or otherwise) or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits.

     15. Covenant Not to Compete

          (a) The Executive agrees that during the term of this Agreement and for one (1) year subsequent to termination of Executive's employment with the Company for any reason (the "Non-Compete Term") the Executive shall not:

                    (i) Either directly or indirectly,  for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a "Person"), engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or other individual, corporate, or representative capacity, or render any services or provide any advice or substantial assistance to any business, person or entity, if such business, person or entity, directly or indirectly will in any way compete with the Company (a "Competing Business"). Without limiting the generality of the foregoing, for purposes of this Section 15, it is understood that Competing Businesses shall include any business which rents or sells construction or industrial equipment or engages in the sale of maintenance, repair or operating supplies; provided, however, that notwithstanding the foregoing, the Executive may make passive investments in up to 2% of the outstanding publicly traded common stock of an entity which operates a Competing Business.

                    (ii) Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive's employment, or has been within six (6) months prior to the time of termination of Executive's employment, an employee of the Company or any of its subsidiaries for the purpose or with the intent of enticing such employee away from the employ of the Company or any of its subsidiaries.

                    (iii) Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive's employment, or has been within six
               (6) months prior to the time of termination of Executive's employment, a customer or supplier of the Company or any of its subsidiaries for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doin business with the Company or (B) in any way interfering with the relationship between such Person and the Company.

          (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Executive agrees (i) that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by the Executive, by injunctions and/or restraining orders and (ii) to pay the sum of one thousand dollars ($1,000) per day for each day during which the Executive is in breach of such covenants as liquidated damages or, if greater, the amount of damages the Company can reasonably demonstrate it incurred as a result of such breach. The Company and Executive agree that the dollar amount in clause (ii) of the preceding sentence represents the product of their good faith negotiations. If the Company is involved in court or other legal proceedings to enforce the covenants contained in this Section 15, then in the event the Company prevails in such proceedings, the Executive shall be liable for the payment of reasonable attorneys' fees, costs and ancillary expenses incurred by the Company in enforcing its rights hereunder.

          (c) The covenants in this Section 15 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

          (d) All of the covenants in this Section 15 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of such covenants.

     It is specifically agreed that the period following the termination of the Executive's employment with the Company during which the agreements and covenants of the Executive made in this Section 15 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 15.

          (e) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which the Executive shall be prohibited from engaging in any competitive activity described in Section 15 hereof, the period of time for which the Executive shall be prohibited pursuant to Section 15 hereof shall be the maximum time permitted by law.

     16. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of
Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the President. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     17. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     18. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     19. Survival. The agreements and obligations of the Company and the Executive made in Sections 9, 10, 11, 12, 14, 15, 19, and 20 of this Agreement shall survive the expiration or termination of this Agreement.

     20. Federal Income Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     21. Pooling Transactions. Notwithstanding anything to the contrary, in the event of a Change in Control which is also intended to constitute a pooling transaction, the Company shall take such actions, if any, as specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the pooling transaction will qualify as such, including, without limitation, (i) deferring the vesting, exercise, payment, settlement or lapsing restrictions with respect to any payments of base salary, other payments or benefits, allowances, awards, reimbursements or perquisites that are provided for hereunder, (ii) providing that the payment or settlement be made in the form of cash, Voting Securities or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any option to the extent necessary to accommodate the foregoing, but not beyond the maximum term of such option.

     22. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles thereof.

     24.  Jurisdiction  and Venue.  Each of the parties to this Agreement hereby
(a) consents to personal jurisdiction in any suit, claim, action or proceeding relating to or arising under this Agreement which is brought in any local or federal court in the State of Florida, (b) consents to service of process upon such party in the manner set forth in Section 16 hereof, and (c) waives any objection such party may have to venue in any such Florida court or to any claim that any such Florida court is an inconvenient forum.

     25. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.


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

     26. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.



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

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                            NEFF CORP.

                                            By:    /s/ PETER G. GLADIS
                                                   ----------------------
                                            Title: Senior Vice President,
                                                   Neff Rental, Inc.




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